Exhibit 10.3

PURCHASE AGREEMENT

dated

as of *                , 2017

between

*

as Seller,

and

CONTRAIL AVIATION SUPPORT, LLC

as Buyer

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

i

9.	Conditions Precedent to the Obligations of Buyer	7
	(a) Due Authorization, Execution and Delivery	7
	(b) Representations and Warranties	7
	(c) Additional Information	7
	(d) Illegality	7
	(e) No Proceedings	7
	(f) Delivery Location	7
	(g) Material Damage	7
	(h) Liens	8

10.	International Registry	8

11.	Further Assurances	8

12.	Taxes, Indemnities and Insurance	8
	(a) Buyer’s Obligations regarding Taxes	8
	(b) Seller’s Indemnity	8
	(c) Buyer’s Indemnity	9
	(d) Withholding	9
	(e) Contest Resolution	9
	(f) Cooperation	10
	(g) Notice of Claims	10
	(h) Insurance	10

13.	Know Your Customer	11

14.	Miscellaneous	11
	(a) Notices	11
	(b) Confidentiality	12
	(c) Limitation of Liability of Any Party	12
	(d) Headings	13
	(e) References	13
	(f) Governing Law; Jurisdiction; Attorney Fees	13
	(g) Severability	13
	(h) Amendments in Writing	13
	(i) Survival	13
	(j) Expenses	13
	(k) Execution in Counterparts; Signatures	13
	(l) Entire Agreement	14
	(m) Exhibits and Schedules	14
	(n) Successors and Assigns	14
	(o) No Third Party Benefit	14
	(P) Assignment	14

15.	Post-Closing Obligations	14

ii

SCHEDULES:

Schedule 1	Definitions
Schedule 2	Aircraft Description; Purchase Price
Schedule 3	Aircraft Documents

EXHIBITS:

Exhibit A	Acknowledgment of Delivery
Exhibit B	Certificate of Technical Acceptance
Exhibit C	Warranty Bill of Sale

iii

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT, dated as of September 22, 2017 (this “Agreement”), is entered into between *                                          , a legal entity organized under the laws of *                 *                     *     *             (the “Seller”), and Contrail Aviation Support, LLC, a legal entity organized under the laws of North Carolina, U.S.A. (the “Buyer”).

WHEREAS, subject to the terms and conditions hereof, Seller desires to sell, transfer, and convey to Buyer, and Buyer desires to purchase from Seller, one (1) used Boeing 737-800 Aircraft and related Aircraft Documents (as defined herein).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements of the parties contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller and Buyer agree as follows:

1.	Definitions

Capitalized terms used in this Agreement shall have the meanings set forth in Schedule 1 to this Agreement.

2.	Sale

Subject to the terms and conditions of this Agreement, Seller agrees to sell and transfer to Buyer, and Buyer agrees to purchase from Seller, all of Seller’s right, title and interest in, to and under the Aircraft and Aircraft Documents, free and clear of all liens. The Closing of the purchase and sale of the Aircraft shall take place upon satisfaction or waiver of all of the conditions set forth in Section 8 and Section 9 on the Anticipated Closing Date but not later than the respective Final Closing Date, or at such other time as Buyer and Seller may agree in writing.

3.	Purchase Price; Deposit: Purchase Price Adjustment

(a)	The purchase price for the Aircraft shall be in the amount and allocated (as applicable) as set forth on Schedule 2 hereto (collectively and individually, the “Purchase Price”).

(b)

Buyer has previously paid to Seller a security deposit in the amount and allocation (as applicable) as set forth on Schedule 2 hereto (the “Deposit”) which shall be non-refundable to Buyer unless any of the following events occur:

(i)	Seller fails to deliver the Aircraft to Buyer on or before the Final Closing Date;

(ii)

the Aircraft suffers an Event of Loss or Material Damage between the time of Technical Acceptance and Delivery. “Material damage” shall mean any damage 1) exceeding $100,000 in the total amount; 2) affecting the current non-incident statement; or 3) preventing Buyer from ferrying the Aircraft to the U.S.A. (Buyer shall negotiate in good faith with Seller to resolve concerns over any material damage to the Aircraft before requesting termination of the Purchase Agreement and return of the Deposit.);

Purchase Agreement

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

(iii)	Buyer’s or Seller’s material breach of this Agreement;

(iv)	Buyer does not issue the Certificate of Technical Acceptance to Seller; or

(v)	Seller’s inability to satisfy the Conditions Precedent listed in Section 9 of this Agreement, save where such failure is as a result of Buyer’s breach of the Purchase Agreement.

(c)

Prior to Closing, Seller shall provide an original undated signed bill of sale in the form shown on Exhibit C, and Buyer shall provide an original undated signed delivery receipt for the Aircraft in the form shown on Exhibit A, to an escrow agent designated by Buyer, and reasonably acceptable to Seller, to be held by such escrow agent until Seller gives notice that the full Purchase Price has been received by Seller. Said bill of sale shall be delivered (and shall only be delivered) to Buyer by the escrow agent upon receiving Seller’s email confirmation of receipt of the full Purchase Price in cleared funds in Seller’s bank account, which confirmation Seller shall provide immediately upon receiving the Purchase Price.

(d)	At Closing, Buyer shall deliver to Seller an amount equal to the Purchase Price (less the Deposit), in immediately available funds, by wire transfer to the following account:

*

4.	Inspection of Aircraft; Value at Closing; Delivery Condition; Deregistration; Export

(a)

Buyer shall have the opportunity to perform inspections of the Aircraft and Aircraft Documents prior to Closing at *                         *                 *             (“Inspection”). Buyer shall be entitled to perform a general inspection of the Aircraft, including (i) a physical “walk around” inspection of the Aircraft interiors and exteriors; (ii) review of the engine borescopes and engine performance checks and (iii) an inspection of all Aircraft Documents relating to such Aircraft. Upon Buyer’s confirmation that the Aircraft and Aircraft Documents are in a condition required by this Agreement and as otherwise acceptable to Buyer, Buyer shall execute and deliver to Seller the Certificate of Technical Acceptance.

(b)

Seller shall provide to Buyer at the time of delivery all Aircraft records, including but not limited to, the following current documentation: (i) updated disk sheets, and (ii) non-incident statement(s) and non-PMA/DER statement(s), all in the form presented to Buyer in connection with the Inspection.

(c)

At Closing, the Aircraft (including the Aircraft Documents) shall be delivered to Buyer in “as-is” “where-is” basis. Seller makes no warranties, guarantees or representations of any kind, either express or implied, statutory or otherwise, as to the condition of the Aircraft.

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*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

(d)

The export and re importation of the Aircraft under this Agreement are subject to the export laws of the State of Registration. Buyer shall be responsible for the post-closing exportation process required for the Aircraft, including any and all costs associated therewith.

5.	Representations and Warranties of Seller

On the date hereof and on the Closing Date Seller makes the following representations and warranties.

(a)

Organization, Etc.    Seller is duly organized, validly existing and in good standing under the laws of *                                      *     *         with all requisite organizational power and authority to own, participate in or hold under lease its properties and enter into and perform its obligations under this Agreement and the Transfer Documents to which Seller is or will be a party (collectively, the “Seller Agreements”);

(b)

Organizational Authorization.    Seller has taken, or caused to be taken, all necessary organizational action (including, without limitation, the obtaining of any consent or approval of any of its board of directors or committee thereof or any officers required by its charter documents or other organizational agreements) to authorize the execution and delivery of this Agreement and each of the Seller Agreements and the performance of its obligations hereunder and thereunder;

(c)

No Violation.    The execution and delivery by Seller of this Agreement and the Seller Agreements, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller on the date hereof and on the Closing Date of the transactions contemplated hereby and thereby, do not and will not (i) violate or contravene any provision of the charter documents or other organizational agreements of Seller, (ii) violate or contravene any law applicable to or binding on Seller or (iii) violate, contravene or constitute any default under, or result in the creation of any lien upon, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which Seller is a party or by which Seller or any of its properties is or may be bound or affected;

(d)

Approvals.    The execution and delivery by Seller of this Agreement and the Seller Agreements, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller on the Closing Date of the transactions contemplated hereby or thereby do not and will not require the consent, approval or authorization of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of any Government Entity;

(e)

Valid and Binding Agreements.    This Agreement has, and the Seller Agreements have been or as of the Closing Date will have been, duly authorized, executed and delivered by Seller and, assuming the due authorization, execution and delivery by the other party or parties thereto, this Agreement and, as of the Closing Date, the Seller Agreements constitute the legal, valid and binding obligations of Seller and are enforceable against

Purchase Agreement

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

Seller in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity;

(f)

Litigation.    There are no pending or, or to the knowledge of Seller, threatened actions or proceedings against Seller before any court, administrative agency or tribunal which, if determined adversely to Seller, would prohibit or materially adversely affect the ability of Seller to perform its obligations under this Agreement or the Seller Agreements;

(g)

Encumbrances.    Seller has not previously sold, assigned, encumbered, transferred or conveyed and, except as contemplated hereby, has no obligation to sell, assign, encumber, transfer or convey, any of its right, title or interest in, to or under the Aircraft;

(h)	Brokers’ Fees. Buyer shall not be liable for the fees of any broker or other Person acting on Seller’s behalf in connection with the transactions contemplated hereby;

(i)

Title to Interests.    Seller is the sole owner of the Aircraft and has good title thereto, free and clear of any and all Liens. At Closing, such title shall be transferred to Buyer free and clear of all Liens.

6.	Disclaimer

Other than the express representations and warranties of Seller set forth in Section 5 and in any other Transfer Document, the Aircraft is being sold and assigned hereunder, “AS IS, WHERE IS” and BUYER ACKNOWLEDGES AND AGREES THAT NEITHER THE SELLER NOR ANY OF ITS AFFILIATES, OFFICERS, DIRECTORS, MEMBERS, EMPLOYEES OR REPRESENTATIVES HAS MADE OR WILL BE DEEMED TO HAVE MADE ANY TERM, CONDITION, REPRESENTATION, WARRANTY OR COVENANT EXPRESS OR IMPLIED (WHETHER STATUTORY OR OTHERWISE) AS TO, AND BUYER HEREBY WAIVES, RELEASES AND RENOUNCES ANY AND ALL WARRANTIES, OBLIGATIONS AND LIABILITIES, EXPRESS OR IMPLIED (WHETHER STATUTORY OR OTHERWISE) WITH RESPECT TO, (a) THE CAPACITY, AGE, VALUE, QUALITY, DURABILITY, DESCRIPTION (EXCEPT AS TO SERIAL NUMBERS), CONDITION (WHETHER OF THE AIRCRAFT, ANY PART THEREOF OR ITS AIRCRAFT DOCUMENTS), DESIGN, WORKMANSHIP, MATERIALS, MANUFACTURE, CONSTRUCTION, OPERATION, DESCRIPTION, STATE, MERCHANTABILITY, PERFORMANCE, FITNESS FOR ANY PARTICULAR USE OR PURPOSE (INCLUDING THE ABILITY TO OPERATE OR REGISTER THE AIRCRAFT OR USE THE AIRCRAFT IN ANY OR ALL JURISDICTIONS) OR SUITABILITY OF THE AIRCRAFT, OR ANY PART THEREOF, (b) THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, KNOWN OR UNKNOWN, APPARENT OR CONCEALED, EXTERIOR OR INTERIOR, (c) THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK, COPYRIGHT OR OTHER INTELLECTUAL PROPERTY RIGHTS, (d) ANY IMPLIED WARRANTY ARISING FROM THE COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE OR (e) ANY OTHER REPRESENTATIONS OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF

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OR ITS AIRCRAFT DOCUMENTS, ALL OF WHICH ARE HEREBY EXPRESSLY EXCLUDED, IT BEING UNDERSTOOD THAT NOTHING HEREIN WILL BE DEEMED TO LIMIT THE BUYER FROM AVAILING ITSELF OF ANY WARRANTIES, COVENANTS, AND REPRESENTATIONS OF ANY MANUFACTURER.

7.	Representations and Warranties of Buyer

On the date hereof and on the Closing Date, Buyer makes the following representations and warranties as to itself, to Seller:

(a)

Organization, Etc.    Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of North Carolina, U.S.A., and has the power and authority to own, participate in or hold under lease its properties and to enter into and perform its obligations under this Agreement and the Transfer Documents to which Buyer is a party (collectively, the “Buyer Agreements”);.

(b)

Authorization.    Buyer has taken, or caused to be taken, all necessary action (including, without limitation, the obtaining of any consent or approval of its members required by its certificate of formation or limited liability company agreement) to authorize the execution and delivery of this Agreement and each of the Buyer Agreements, as the case may be, and the performance of its obligations hereunder and thereunder;

(c)

No Violation.    The execution and delivery by Buyer of this Agreement and the Buyer Agreements, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer on the Closing Date of the transactions contemplated hereby and thereby, do not and will not (i) violate or contravene any provision of the certificate of formation, limited liability company agreement, other charter documents or other organizational agreements of Buyer, (ii) violate or contravene any law applicable to or binding on Buyer or (iii) violate, contravene or constitute any default under, or result in the creation of any lien upon, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which Buyer is a party or by which Buyer or any of its properties is or may be bound or affected;

(d)

Approvals.    The execution and delivery by Buyer of this Agreement and the Buyer Agreements, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer on the Closing Date of the transactions contemplated hereby and thereby do not and will not require the consent, approval or authorization of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (i) any trustee or other holder of any debt of Buyer and (ii) any Government Entity;

(e)

Valid and Binding Agreements.    This Agreement has been and the Buyer Agreements have been or as of the Closing Date will have been duly authorized, executed and delivered by Buyer and, assuming the due authorization, execution and delivery by the other party or parties thereto, this Agreement and, as of the Closing Date, the Buyer Agreements constitute the legal, valid and binding obligations of Buyer and are

Purchase Agreement

enforceable against Buyer in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity;

(f)

Litigation.    There are no pending or, to the knowledge of Buyer, threatened actions or proceedings against Buyer before any court, administrative agency or tribunal which, if determined adversely to Buyer would materially adversely affect the ability of Buyer to perform its obligations under this Agreement or the Buyer Agreements; and

(g)	Broker’s Fees. Seller shall not be liable for the fees of any broker or other person acting on Buyer’s behalf in connection with the transactions contemplated hereby.

8.	Conditions Precedent to the Obligations of Seller

The obligation of Seller to sell, transfer, assign and convey the Aircraft to Buyer on the Closing Date is subject to the satisfaction or waiver of the following conditions:

(a)	Purchase Price. Seller shall have received the Purchase Price via wire transfer to Seller’s account as specified in Section 3;

(b)	Due Authorization, Execution and Delivery. This Agreement and each other Transfer Document shall have been duly authorized, executed and delivered by each party thereto other than Seller;

(c)	Representations and Warranties. The representations and warranties of Buyer contained herein and in any other Buyer Agreements shall be true and correct as of Closing in all material respects;

(d)

Additional Information.    Seller shall have received such other documents and evidence with respect to Buyer as Seller may reasonably request in order to establish the authority of Buyer to consummate the transactions contemplated by this Agreement and the other Transfer Documents on such date, the taking by Buyer of all appropriate action in connection therewith and compliance by Buyer with the conditions set forth in this Agreement on such date;

(e)

Illegality.    The performance on such date of the transactions contemplated hereby, upon the terms and conditions set forth herein, shall not, in the reasonable judgment of Seller, violate, and shall not subject Seller to any penalty or liability under, any law, rule or regulation binding upon Seller;

(f)

No Proceedings.    No legal or governmental action, suit or proceeding shall have been instituted or threatened before any court, administrative agency or tribunal, nor shall any order, judgment or decree have been issued or proposed to be issued by any court, administrative agency or tribunal to set aside, restrain, enjoin or prevent the consummation of this Agreement or the transactions contemplated hereby;

(g)	Delivery Location. The Aircraft shall be located at the agreed Delivery Location;

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(h)

Approvals, Consents and Notices.    All approvals and consents of, or notices to, any Governmental Entity, any trustee or holder of any indebtedness or obligation of the Seller or any other person, which are required in connection with the transaction contemplated by this Agreement shall have been duly obtained, given or accomplished; and

(i)	Insurance. Seller shall have received the insurance certificate specified in Section 12(h).

9.	Conditions Precedent to the Obligations of Buyer

The obligation of Buyer to purchase the Aircraft from Seller on the Closing Date is subject to the satisfaction or waiver of the following conditions:

(a)	Due Authorization, Execution and Delivery. This Agreement and each other Transfer Document shall have been duly authorized, executed and delivered by each party thereto other than Buyer;

(b)	Representations and Warranties. The representations and warranties of Seller contained in the Transfer Documents shall be true and correct as of the Closing Date in all material respects;

(c)

Additional Information.    Buyer shall have received such other documents and evidence with respect to Seller as Buyer may reasonably request in order to establish the authority of Seller to consummate the transactions contemplated by this Agreement and other Transfer Documents on such date, the taking by Seller of all appropriate corporate action in connection therewith and compliance by Seller with the conditions set forth in the Transfer Documents on such date;

(d)

Illegality.    The performance of the transactions contemplated hereby, upon the terms and conditions set forth herein, shall not, in the reasonable judgment of Buyer, violate, and shall not subject any Buyer to any penalty or liability under, any law, rule or regulation binding upon such Buyer;

(e)

No Proceedings.    No legal or governmental action, suit or proceeding shall have been instituted or threatened before any court, administrative agency or tribunal, nor shall any order, judgment or decree have been issued or proposed to be issued by any court, administrative agency or tribunal to set aside, restrain, enjoin or prevent the consummation of this Agreement or the transactions contemplated hereby;

(f)	Delivery Location. The Aircraft shall be located at the agreed Delivery Location;

(g)	Material Damage. No Material Damage (as defined in Section 3) or an Event of Loss with respect to the Aircraft shall have occurred;

(h)	Liens. The Aircraft shall be free and clear of all Liens;

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10.	International Registry

At or promptly after Closing, upon request by Buyer, Seller shall provide any consents required to register a contract of sale for the sale of the Aircraft on the International Registry.

11.	Further Assurances

Each party agrees, upon the reasonable request of the other party, at any time and from time to time, promptly to execute and deliver all such further documents, and promptly to take and forebear from all such action, as may be reasonably necessary or appropriate in order more effectively to confirm or carry out the provisions of this Agreement. Without limiting the foregoing, Seller shall, at the sole cost and expense of Buyer, do or cause to be done all acts and things as may be required to perfect and preserve the title and interest of Buyer in the Aircraft as Buyer may reasonably request, including, without limitation, that Seller shall, upon request by Buyer and at Buyer’s cost and expense, cause all instruments which shall be executed pursuant to the terms hereof to be kept, filed and recorded in the appropriate office or offices pursuant to applicable laws to perfect, protect and preserve the rights and interests of Buyer hereunder and in the Aircraft.

12.	Taxes, Indemnities and Insurance

(a)

Buyer’s Obligations regarding Taxes.    Buyer hereby agrees promptly to pay and indemnify each Seller Indemnitee from and against any and all Taxes payable in connection with the sale, transfer and delivery by Seller to Buyer of the Aircraft or in connection with any other transaction to occur on or after the Closing expressly contemplated hereby. The foregoing shall expressly exclude any liability for Taxes on or based on or measured by the gross or net income of Seller or capital gains of Seller or Taxes imposed by a taxing authority in a jurisdiction that would not have been imposed but for the business activity (other than the transactions contemplated hereby) or tax residence of Seller in such jurisdiction. The parties agree to cooperate in taking actions to minimize or eliminate Taxes in connection with this transaction.

(b)

Seller’s Indemnity.    Seller hereby covenants and agrees that it will pay and assume liability for, and indemnify, protect, defend, save and keep harmless each Buyer Indemnitee from and against, any and all liabilities, Taxes, obligations, losses, damages, settlements, claims, actions, suits, penalties, costs and expenses (including, without limitation, reasonable fees and expenses of counsel) of whatsoever kind and nature which may at any time or from time to time be imposed upon, incurred by or asserted against any Buyer Indemnitee in any way relating to, resulting from or arising out of (i) any inaccuracy or breach of any representation or warranty made by Seller under this Agreement or any Seller Agreements, (ii) any failure by Seller to have observed or performed any of its obligations under or in connection with this Agreement or any Seller Agreements, or (iii) any claims made after Closing, solely to the extent any such claim is attributable to (A) the gross negligence or willful misconduct of Seller and occurring prior to Closing, or (B) the existence of any Liens on the Aircraft attributable to the period occurring prior to Closing.

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(c)

Buyer’s Indemnity.    Buyer hereby covenants and agrees upon demand of Seller to pay and assume liability for, and indemnify, protect, defend, save and keep harmless each Seller Indemnitee from and against, any and all liabilities, Taxes, fees, obligations, losses, damages, settlements, claims, actions, suits, penalties, costs and expenses (including, without limitation, reasonable fees and expenses of counsel) of whatsoever kind and nature which may at any time or from time to time be imposed upon, incurred by or asserted against any Seller Indemnitee in any way relating to, resulting from or arising out of (i) any inaccuracy or breach of any representation or warranty made by Buyer under this Agreement or any Buyer Agreements, (ii) any failure by Buyer to have observed or performed any of its obligations under or in connection with this Agreement or any Buyer Agreements in respect of or to the extent attributable to the period from and after Closing, or (iii) any claims made after Closing, solely to the extent such claim is not attributable (A) to the period occurring prior to Closing or (B) to Seller’s failure to perform its obligations under this Agreement or the Seller Agreements.

(d)

Withholding.    If any Tax is required by law to be deducted or withheld from or with respect to any amount paid or payable by Buyer or the Seller pursuant to this Agreement (the “Paying Party”) to the other party hereto (the “Receiving Party”), then the Paying Party shall pay such additional amount as shall be necessary to enable the Receiving Party to receive, after all such withholding (including any withholding from or with respect to such additional amount), the amount that the Receiving Party would have received if such deduction or withholding had not been made.

(e)

Contest Resolution.    If a claim is made by any tax authority against a party hereto (the “taxed party”) with respect to any Tax of which another party (the “indemnifying party”) is obligated to indemnify under this Section 12, the taxed party shall promptly notify the indemnifying party of such claim; provided, however, that the failure to give such notice will not prejudice or otherwise affect any of the rights of the taxed party hereunder unless such failure materially and adversely affects the indemnifying party in exercising its contest rights hereunder or to the extent such failure results in any increase in, or fine or penalty with respect to, any amounts claimed to be payable by the indemnifying party to the taxed party pursuant to this Section 12. If reasonably requested by the indemnifying party in writing, the taxed party shall (at the expense and direction of the indemnifying party) contest in the name of the taxed party or indemnifying party (as applicable), the validity, applicability or amount of such Taxes so indemnified by (i) if permitted by applicable law without adverse consequences to the taxed party, resisting payment thereof, (ii) paying under protest, if protest is necessary or proper, and (iii) if payment be made, using reasonable commercial efforts to obtain a refund thereof in appropriate administrative and judicial proceedings. If the taxed party becomes eligible for a refund of any Taxes paid by the indemnifying party, it shall notify the indemnifying party and, if reasonably requested by the indemnifying party and permissible under applicable law, the taxed party shall consider in good faith any request by the indemnifying party to assign such right to the indemnifying party. Should the taxed party obtain a refund of all or any part of the Taxes paid by the indemnifying party, the taxed

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party shall pay the indemnifying party the amount of such refund, plus, any interest thereon (net of any taxes imposed on such interest) obtained by the taxed party from the taxing authority if fairly attributable to such Taxes.

(f)

Cooperation.    Seller and Buyer shall reasonably cooperate so as to minimize any potential tax risk to Buyer or Seller as a result of the transactions contemplated hereby. Seller and Buyer shall provide one another with such assistance as may reasonably be required in connection with the preparation of any tax return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for Taxes arising from the transactions contemplated by this Agreement, and shall provide one another upon written request with any records or information that are relevant to such Tax return, audit or examination or proceedings. The party requesting assistance, records or information under the preceding sentence shall reimburse the other for reasonable out-of-pocket expenses incurred by the other in providing such assistance, records or information.

(g)

Notice of Claims.    Seller and Buyer agree to provide written notification to the other party promptly after becoming aware of any liability, obligation or claim, whether pending or threatened, that is the subject of indemnification pursuant to this Section 12; unless the failure to provide such notification would not materially and adversely affect the indemnifying party in exercising its contest rights hereunder or result in any increase in, or fine or penalty with respect to, any amounts claimed to be payable by the indemnifying party to the other party pursuant to this Section 12, provided, that the failure by either party to so notify the other party will not in any manner affect either party’s other obligations under this Section 12.

(h)

Insurance.    For the earlier of a period of two years after the purchase of the Aircraft or the dismantling of the Aircraft, or the airframe or engine, Buyer shall, or shall cause any subsequent buyer or operator to, at its own cost and expense, maintain and keep in full force and effect an insurance policy(ies) for the Aircraft and Engines providing $10,000,000 of aviation products liability coverage, except in the event that any Engine is returned to service, in which event $500,000,000 of aviation general liability coverage shall be provided with respect to such Engine. Aviation General Liability insurance covering Buyer’s or any operator’s aviation activities shall include Premises Liability, Contractual Liability, Products Liability, War Risks Liability, and including Extended Coverage Endorsement (Aviation Liabilities) AVN52 or equivalent covering War and Allied Perils excluded by War, Hijacking and Other Perils Exclusion Clause AVN48B or any modification or substitution thereof for the time in force. Such policies shall be carried with insurers reasonably acceptable to Seller. Such insurance shall include the Seller and any other Seller Indemnitees as Additional Insureds. Such policies shall include a Waiver of Subrogation Clause, Breach of Warranty Clause, and Severability of Interest Clause in favor of the Additional Insureds. Buyer shall furnish an insurance certificate evidencing the same at Closing, and, upon Seller’s request, at the expiration of an existing certificate.

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13.	Know Your Customer

Seller and Buyer shall (i) ensure that no Person who owns a controlling interest in or otherwise controls Buyer or Seller is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (ii) not violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, (iii) comply with all applicable Bank Secrecy Act laws and regulations, as amended or (iv) comply with any other applicable national sanctions program. As required by federal law or other applicable law, Seller or Buyer may need to obtain, verify and record certain customer identification information and documentation in connection herewith, and each party hereto shall provide such information as is reasonably requested prior to Closing.

14.	Miscellaneous

(a)	Notices.

All notices, demands, declarations and other communications required by this Agreement shall be in writing and shall be effective (i) if given by facsimile, when transmitted, (ii) if given by registered or certified mail, three Business Days after being deposited with the U.S. Postal Service or other commercially recognized carrier and (iii) if given by a nationally recognized overnight courier, when received, or, if personally delivered, when so delivered, addressed:

If to Seller, to:

*

or to such other address as Seller shall from time to time designate in writing to Buyer; and

If to Buyer, to:

CONTRAIL AVIATION SUPPORT, LLC

435 Investment Court

Verona, Wisconsin 53593

Attn: Joseph Kuhn, CEO

Fax: (608) 848-8100

Email: Joe@contrail.com

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*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

or to such other address as Buyer may from time to time designate in writing to Seller.

(b)	Confidentiality.

(i)

Each party hereto shall keep strictly confidential any and all Confidential Information furnished to it or to its Affiliates, or their respective officers, employees, agents, directors or advisers (collectively, “Representatives”) in the course of negotiations relating to this Agreement or any transaction contemplated by this Agreement, and the business and financial reviews and investigation conducted by any party hereto in connection with this Agreement, and each such party has instructed its Representatives having access to such Confidential Information of such obligation of confidentiality. The obligations of confidentiality set forth herein shall not apply to information to the limited extent (v) it is contained in a Transfer Document that is publicly filed as contemplated hereby; (w) it is required to be disclosed by any Governmental Entity or required to be disclosed by applicable law or administrative proceeding, (x) for which a party has received a subpoena or similar demand (provided that such party shall to the extent permitted by applicable law first, as promptly as practicable upon receipt of such subpoena or demand, furnish a copy thereof to the other party), (y) that such information is generally available to the public or in the possession of the receiving party before its disclosure by the disclosing party to the receiving party or (z) that it is given to the receiving party by another Person other than in breach of obligations of confidentiality owed by such Person to the disclosing party. Notwithstanding the foregoing, each party acknowledges and agrees that any party may disclose Confidential Information to (A) regulators, (B) such party’s counsel, Affiliates, beneficiaries, hedging arrangement providers, insurance brokers and providers, reinsurers and auditors provided that such recipients maintain the confidentiality of the Confidential Information and (C) prospective transferees and lenders who agree to keep such Confidential Information confidential.

(ii)

Notwithstanding anything herein to the contrary, any party to this Agreement (and any Representative) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such lax treatment and tax structure; provided, however, that such disclosure may not be made to the extent required to be kept confidential to comply with any applicable federal or state securities laws.

(c)

Limitation of Liability of Any Party.    THE PARTIES ACKNOWLEDGE AND AGREE THAT, NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, NO PARTY SHALL BE LIABLE TO ANOTHER PARTY TO THIS AGREEMENT OR ASSERT A CLAIM FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES, REGARDLESS OF THE NATURE OR THEORY OF ANY UNDERLYING CAUSE OF ACTION THAT MIGHT OTHERWISE APPLY.

Purchase Agreement

(d)	Headings. Headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement.

(e)	References. Any reference to a specific Section or Section number shall be interpreted as a reference to that Section of this Agreement unless otherwise expressly provided.

(f)

Governing Law; Jurisdiction; Attorney Fees.    This Agreement and any other Transfer Documents shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, U.S.A., including all matters of construction, validity and performance, without giving effect to principles of conflicts of law. The federal courts located in the State of New York shall serve as the exclusive forum for any such dispute and the parties irrevocably consent to the jurisdiction of such courts. In the event of a dispute between the parties, the prevailing party shall be entitled to reasonable attorney fees and costs.

(g)

Severability.    If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the fullest extent permitted by law, (i) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be construed in order to carry out the intentions of the parties hereto as nearly as may be possible, and (ii) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

(h)

Amendments in Writing.    No amendment, modification, waiver, termination or discharge of any provision of this Agreement, or any consent to any departure by Seller or Buyer from any provision hereof, shall in any event be effective unless the same shall be in writing and signed by Seller and Buyer, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given.

(i)

Survival.    Notwithstanding anything contained herein to the contrary, all agreements, indemnities, representations and warranties contained in this Agreement shall survive the Closing Date and the consummation of the transactions contemplated hereby for such date.

(j)

Expenses.    Each of Seller and Buyer shall be responsible for its own costs and expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and the Transfer Documents, and shall not have any right of reimbursement or indemnity for such costs and expenses as against the Buyer or Seller, respectively. Notwithstanding anything to the contrary, Buyer shall be responsible for any cost associated with the registration of the transfer of title in the State of Registration including any special aviation counsel fees. [Subject to review by *                 counsel.]

(k)

Execution in Counterparts: Signatures.    This Agreement, the other Transfer Documents and any amendments, waivers or consents hereto or thereto may be executed by Seller and Buyer in separate counterparts (or upon separate signature pages bound together into one or more counterparts), each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

Purchase Agreement

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

Promptly upon Closing, each Party shall provide executed originals of this Agreement and the Transaction Documents, as applicable, to the other Party. Nevertheless, facsimile and PDF copy signatures shall also be treated as original signatures for all purposes.

(l)

Entire Agreement.    This Agreement and the other Transfer Documents constitute the entire agreement of Seller and Buyer with respect to the subject matter hereof or thereof, and all prior or contemporaneous understandings or agreements, whether written or oral, between Seller and Buyer with respect to such subject matter are hereby superseded in their entirety. In the event of a conflict between this Agreement and any other Transfer Document, the terms and conditions of this Agreement shall govern.

(m)

Exhibits and Schedules.    The exhibits and schedules attached hereto are incorporated by reference herein and shall have the same force and effect with respect to the provisions set forth therein as though fully set forth in this Agreement.

(n)	Successors and Assigns. This Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by Seller and Buyer, and their respective successors and assigns.

(o)

No Third Party Benefit.    Seller and Buyer agree that except as provided in Section 12 with respect to Seller Indemnitees and Buyer Indemnitees, the provisions of this Agreement, including, without limitation, Section 2, are for the sole benefit of Seller and Buyer and their respective successors and assigns, and are not for the benefit, directly or indirectly, of any other Person.

(p)	Assignment. Neither party shall assign or delegate this Agreement, or any of its rights or obligations hereunder, without the prior written consent of the other party.

15.	Post-Closing Obligations.

The parties have determined that ESN *             is not serviceable at this time and may not be used for the post-closing ferry flight planned by Buyer. Accordingly, Buyer and Seller have agreed to certain post-closing obligations, which are set forth as Schedule 4 to this Agreement. The parties hereby agree that any breach of the obligations set forth in Schedule 4 shall in no way affect the transfer of ownership of, or the title with respect to, the Aircraft and Engines. Rather, any remedy for a breach of the obligations set forth in Schedule 4 shall be limited to appropriate equitable and injunctive remedies, as well as monetary damages arising from the act or omission which constitutes the breach of a party’s obligation(s) under Schedule 4.

Purchase Agreement

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

IN WITNESS WHEREOF, the undersigned have caused this PURCHASE AGREEMENT to be duly executed as of the day and year first written above.

*	Seller

By:
Name:
Title:

CONTRAIL AVIATION SUPPORT, LLC, as Buyer

By:	/s/ Joseph Kuhn
Name:	Joseph Kuhn
Title:	President & CEO

Purchase Agreement

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

SCHEDULE 1

DEFINITIONS

(a)	Unless the context otherwise indicates, any reference in this Agreement to:

(i)

a “part” means any engine, module, component, instrument, furnishing, control, appliance, accessory, reverser, nacelle, equipment or other item or equipment of any kind whether similar to any of the foregoing or not;

(ii)

a “regulation” includes any present or future directive, regulation, request or requirement (in each case whether or not having the force of law) but, if not having the force of law, the compliance with which is in accordance with the general practice of the persons to whom it is addressed;

(iii)

any “agreement”, “license” or other document includes any agreement, license or other instrument as varied, novated, amended or replaced from time to time (but without prejudice to any restrictions on such variation, novation, amendment or replacement);

(iv)

the expressions “hereof, “herein” and similar expressions shall be construed as references to this Agreement as a whole and shall not be limited to the particular clause in which the relevant expressions appear and the expressions “thereof,” “therein” and similar expressions shall be construed in like fashion;

(v)	references to any statute or other legislative provision shall be read to include any statutory or legislative modification or re-enactment thereof or any substitution therefor;

(vi)	references to a party shall be read to include its successors and permitted assigns;

(vii)	a Clause or Schedule shall be construed as a reference to a clause hereof or a schedule hereto;

(viii)	a word importing the singular number shall be construed so as to include the plural and vice versa;

(ix)	the expression “in writing” includes by facsimile or e-mail; and

(x)	the index, clause and sub-clause headings in this Agreement (including their use in cross references) are for ease of reference only and shall not affect the interpretation of this Agreement.

(b)	In this Agreement, the following terms have the following meanings:

“Acknowledgment of Delivery” means the Acknowledgment of Delivery substantially in the form attached hereto as Exhibit A.

Schedule 1

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, more than fifty percent of the outstanding equity interests of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

“Aircraft” means the Airframe, equipped with the Engines and other items of equipment installed in or attached thereto, and all Aircraft Documents related thereto.

“Aircraft Documents” means full back-to-birth traceability of life limited parts which shall include commercial trace as required to show the part change of ownership from new to current and a non-incident / accident / military / government letter and the manuals and records described in Schedule 3 attached hereto including all inspection, modification and overhaul records required to be maintained under applicable rules and regulations, all records of any third party which has made any modifications to or refurbishments of the Aircraft, and any other technical documents that pertain to the Aircraft including, without limitation, the dirty finger prints for all the shop visits from last performance restoration.

“Airframe” means that certain Boeing 737-800 airframe more specifically described on Schedule 2.

“Anticipated Closing Date” means the date for anticipated Closing for the Aircraft as designated on Schedule 2.

“Bill of Sale” means the Warranty Bill of Sale for the Aircraft.

“Business Day” means any day, other than a Saturday or Sunday, on which banks in New York City and *Taiwan, Republic of China are open for business.

“Certificate of Technical Acceptance” means the Certificate of Technical Acceptance in the form attached hereto as Exhibit B.

“Closing” means the closing of the sale and purchase of the Aircraft pursuant to this Agreement on the Closing Date.

“Closing Date” means the date of the Closing.

“Confidential Information” means any and all information, whether written, in electronic form, or oral concerning or relating in any way to the Aircraft, which is provided by a party hereto or such party’s Affiliates or representatives to the other party hereto or such party’s Affiliates or representatives, and includes, without limitation, all agreements, analyses, compilations, forecasts, studies, capabilities, specifications, program plans, marketing plans, e-commerce strategies, inspection reports, certificates of insurance or other documents which contain or otherwise reflect such information, or any portion thereof or notes or other documents which contain or reflect such information, whether or not marked or specifically identified as “confidential” or “proprietary.”

Schedule 1

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

“Delivery Location” *                  *                  *                         *                 , or such other location as mutually agreed to by the parties.

“Deposit” has the meaning set forth in Section 3 hereof.

“Engines” means those CFM56-7B26 aircraft engines including all parts, components, appliances, accessories, instruments, furnishings, alterations thereto whether or not attached to the Airframe on the Closing Date as more specifically described on Schedule 2.

“Event of Loss” means any of the following events with respect to the Aircraft, including, but not limited to, the Aircraft, the Airframe or any Engine or engine installed on the Airframe: (a) loss of such property or its use due to theft, hijacking or disappearance for a period in excess of sixty (60) consecutive days, or in any event extending beyond the Anticipated Closing Date, or destruction, damage beyond economic repair or rendition of such properly permanently unfit for normal use for any reason whatsoever, (b) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss or on the basis of a compromised or constructive total loss, (c) the condemnation, confiscation, appropriation or seizure of, or requisition of title to, such property by a governmental entity or purported governmental entity, (d) the condemnation, confiscation, appropriation or seizure of the use of such property by or on behalf of the authority of any governmental entity or purported governmental entity, that in any such case shall have resulted in the loss of possession thereof for a period in excess of sixty (60) consecutive days or in any event extending beyond the Anticipated Closing Date or (e) any divestiture of title of such property except as otherwise permitted by the other party.

“Final Closing Date” means the date which is 21 days after the Anticipated Closing Date the Aircraft as designated on Schedule 2.

“Government Entity” means any (i) nation, state, county, city, town, village, district, or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign, or other government; (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); (iv) multinational organization or body; or (v) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, regulatory, or taxing authority or power of any nature.

“Inspection” has the meaning set forth in Section 4 hereof.

“International Registry” means the International Registry of Mobile Assets established pursuant to the Convention on International Interests in Mobile Equipment and its Protocol on Matters Specific to Aircraft Equipment, concluded in Cape Town on November 16, 2001.

“Lien” means any pledge, lien, charge, encumbrance, exercise of rights, security interest or claim of any kind or nature.

“OFAC” has the meaning set forth in Section 13 hereof.

Schedule 1

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Government Entity or other entity of whatever nature.

“Purchase Price” has the meaning set forth in Section 3 hereof.

“Buyer Agreements” has the meaning ascribed in Section 7(a) hereof.

“Buyer Indemnitee” means Buyer and any Buyer’s Affiliates, members, managers, officers, directors, employees, successors and assigns.

“Seller Agreements” has the meaning ascribed to such term in Section 5(a) hereof.

“Seller Indemnitee” means each of the Seller, *        *                  *           and any Affiliates of either, and the members, managers, officers, directors, employees, successors and assigns of any of such entities.

“State of Registration” means *             *               (previous registration) and USA (after sale).

“Taxes” means and includes all present and future income, gains, sales, stamp, documentary, use, value-added, goods and services and other taxes, duties, imposts, levies, deductions, charges and withholdings imposed by any Government Entity and also includes all fines, penalties and interest thereon, and the terms “Tax” and “Taxation” shall be construed accordingly.

“Transfer Documents” means this Agreement, the Bill of Sale, the Acknowledgments of Delivery, the Certificates of Technical Acceptance and any other agreements, documents, certificates and instruments executed and delivered in connection herewith.

“Warranty Bill of Sale” means the warranty bill of sale for the Aircraft, in the form of Exhibit C hereto for the Aircraft.

Schedule 1

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

SCHEDULE 2

AIRCRAFT DESCRIPTION; PURCHASE PRICE

MSN	*Chinese Registration Mark	Engine Make and Model	ESNs	Purchase Price	Deposit	Anticipated Closing Date	Final Closing Date
*	* *	CFM56-7B26	*	*	*	Sept. 29, 2017	Oct. 16, 2017

*

Schedule 2

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

SCHEDULE 3

AIRCRAFT DOCUMENTS

AIRCRAFT RECORDS

All aircraft technical documents and records relating to the Aircraft in Seller’s possession as inspected and accepted by Buyer, including non-incident statements from previous operators and

Seller, and including but not limited to the following:

1.	Copies of original Certificates delivered by the Manufacturer, such as:

2.	Copies of original Documents delivered by the Manufacturer, such as:

3.	Letters signed and stamped by Quality Assurance:

a.	Current aircraft hours and cycles

b.	Current engines hours and cycles, including LLP Disk Sheets

c.	Accident and Incident report

d.	Summary of Maintenance Program

e.	AD compliance

4.	Aircraft log books

5.	Last weighing report

6.	Cabin Configuration drawing (LOPA)

ENGINES RECORDS

1.	Life-limited Parts status and traceability

2.	AD compliance report

3.	Engine Modification / service bulletin / inspection report and applicable forms

4.	Last heavy maintenance records for each module

5.	Engine log books

6.	Engine removal history

7.	Last 3 months’ trend monitoring reports

APU RECORDS

1.	APU status (FH, FC, limits)

2.	Life-limited Part status and traceability

3.	AD compliance report

4.	Modification status

5.	Last heavy maintenance documents

6.	APU log books

7.	Last test cell report

COMPONENT RECORDS

1.	Aircraft component inventory

2.	Hard time component inventory

4.	Landing Gear status with last Overhaul and life-limited Part status

5.	AD compliance report

6.	Modification status

SCHEDULE 4

POST-CLOSING OBLIGATIONS

relating to that Boeing 737-800 Aircraft,

manufacturer’s serial number *           (the “Aircraft”)

The parties agree to the following post-closing obligations in connection with the sale and purchase of the above-referenced Aircraft.

1. Seller shall procure a complete, serviceable and airworthy engine, of the same model and type of ESN *             (the “Temporary Engine”), which is Suitable for the post-closing ferry flight planned by Buyer from *             *                                   *               *               to Pinal Airpark, Marana Arizona (the “Ferry Flight”). On or before the Closing Date, Seller shall install the Temporary Engine on the Aircraft in place of ESN *              . Seller shall contemporaneously remove ESN *               from the Aircraft and safely store such Engine until the time Seller delivers the Engine to Buyer at Pinal Airpark, Marana, Arizona, U.S.A. within the timeframe specified below. Buyer shall have the right to conduct a walk-around inspection of the Engine (and/or receive photographs of the Engine) prior to removal from the Aircraft and prior to storage of such Engine by Seller as referenced above. Seller’s obligations above shall be undertaken at Seller’s sole expense.

2. Buyer shall perform the Ferry Flight of the Aircraft at Buyer’s sole expense with the Temporary Engine installed on the Aircraft in lieu of ESN *              . Buyer shall also have the right to conduct a post-Ferry Flight engine run-up and associated operations.

3. Following arrival of the Aircraft in Marana, Arizona, U.S.A., Buyer shall procure and provide for the removal and perform 30 day preservation and protect all open tube/port by stand plug and cover engine for shipping of the Temporary Engine from the Aircraft and the delivery of the Temporary Engine to Seller’s facility at LAX Airport, Los Angeles California, U.S.A. at Buyer’s sole expense and provide Non-Incident/Accident Statement include flight hour/cycles accumulation at ferry flight. Seller shall have the right to conduct a walk-around inspection of the Engine (and/or receive photographs of the Engine) prior to removal from the Aircraft and prior to storage of such Engine by buyer as referenced above. At Seller’s request. Buyer will procure and provide for removal of the Temporary Engine in serviceable condition (with FAA 8130 serviceable tag), additional preservation of the Temporary Engine, and/or similar activities; provided, however, that Seller shall reimburse Buyer for all costs associated with the same within ten (10) business days of Seller’s receipt of associated invoices. Buyer shall give Seller three (3) days written notice of the time for arrival of the Temporary Engine at the Seller’s facility for the purpose of coordinating the delivery by Seller of ESN *             to Buyer. Buyer shall return the Temporary Engine to Seller in “AS-IS” condition, with the understanding that Buyer shall only be responsible for damage to the Temporary Engine arising from Buyer or its contractors’ intentional wrongdoing and gross negligence in connection with the delivery process from Marana, Arizona, U.S.A. to LAX Airport. Buyer shall at its own cost and expense procure and maintain, or shall cause Buyer’s contractors or assignee to procure and maintain, insure liability insurance with a coverage limit of not less than US$3,500,000 in

Schedule 4

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

respect of the Temporary Engines, naming the Seller as an additional insured party, for the period beginning with the removal of the Engine from the Aircraft and ending when Seller takes possession of the Temporary Engine in LAX Airport. To avoid disputes regarding the Temporary Engine return condition, Buyer shall provide photos of the exterior of the Temporary Engine to Seller taken at the time of: 1) the removal of the Engine from the Aircraft; 2) the preservation of the Engine; and, 3) the initiation of the shipment of the Engine from Marana, Arizona, U.S.A. to LAX Airport. Buyer shall provide such photos within two (2) business day of the time they are taken.

4. Seller shall, at Seller’s sole expense, procure and provide for the shipping of the Temporary Engine from LAX Airport to *                          L *                                , the placement of the ESN *               on the engine stand used for return transport of the Temporary Engine, and the transport of ESN *               to Pinal Airpark, Marana, Arizona U.S.A., all within twenty (20) days of the arrival of the Temporary Engine at Seller’s facility at LAX Airport Los Angeles California, U.S.A. Seller shall deliver ESN *               to Buyer in Marana, Arizona in the same condition as on the Closing Date.

Schedule 4

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

ACKNOWLEDGMENT OF DELIVERY

October 18, 2017

By this Acknowledgment of Delivery, *           *               *        (the “Seller”), and Contrail Aviation Support, LLC (the “Buyer”), acknowledge that pursuant to that certain Purchase Agreement dated as of September 29, 2017, among Seller and Buyer, (the “Agreement”), Seller does hereby deliver to Buyer and Buyer does hereby accept the following in all respects under the Agreement:

One Boeing model 737-800 aircraft bearing manufacturers serial number *               and equipped with two CFM56-7B26 aircraft engines bearing manufacturer’s serial numbers *                  and *               including all parts, components, appliances, accessories, instruments, furnishings, alterations and other items of equipment installed in or attached thereto, and all Aircraft Documents related thereto (collectively the “Aircraft”).

Buyer has accepted delivery of the Aircraft at 8:00 AM hour Central at *                            *               *               Accordingly, as of the date hereof, Seller has delivered the Aircraft to Buyer and that the Closing Date as defined and set forth in the Agreement has occurred. Buyer hereby declares that the Aircraft is acceptable and does conform to the Agreement in all respects.

This Acknowledgment of Delivery may be signed in one or more counterparts with the same effect as if the signatures to each counterpart were upon a single instrument. All counterparts shall, taken together, be considered an original of this Acknowledgment of Delivery. All capitalized terms used herein not otherwise defined shall have the same meaning as that given in the Agreement.

IN WITNESS WHEREOF, the undersigned have duly executed this Acknowledgment of Delivery as of the date first written above.

*	(Seller)

By:
Name:
Title:

By:	/s/ Joseph Kuhn
Name:	Joseph Kuhn
Title:	President and CEO

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

CERTIFICATE OF TECHNICAL ACCEPTANCE

relating to that Boeing 737-800 Aircraft,

manufacturer’s serial number *               (the “Aircraft”)

September 22, 2017

This Certificate of Technical Acceptance (this “Certificate”) is delivered on the date set out below by Contrail Aviation Support, LLC (“Buyer”), to *                           d (“Seller”), pursuant to that certain Purchase Agreement dated September 22, 2017 between Buyer and Seller (the “Agreement”). The capitalized terms used in this Certificate shall have the meaning given to such terms in the Agreement.

(a)	Buyer has inspected the Aircraft in accordance with the provisions of Section 4 of the Agreement at * * * and the Aircraft and found the Aircraft to be satisfactory; and

(b)	Buyer has received and inspected all of the Aircraft Documents and found them to be complete and satisfactory.

IN WITNESS WHEREOF, Buyer has, by its duly authorized representative, executed this Certificate on the date first written above, accepted the Aircraft and confirmed its compliance with the Agreement in all respects.

Contrail Aviation Support, LLC (Buyer)

By:	/s/ Joseph G. Kuhn
Name:	Joseph G. Kuhn
Title:	CEO

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

WARRANTY BILL OF SALE

relating to that Boeing 737-800 Aircraft,

manufacturer’s serial number *

October 18, 2017

KNOW ALL MEN BY THESE PRESENTS:

THAT for and in consideration of good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, *               *           *               (“Seller”) does, on the date hereof, grant, convey, transfer, bargain, sell, deliver and set over to Contrail Aviation Support, LLC (“Buyer”), all of Seller’s right, title and interest in and to the one Boeing 737-800 aircraft bearing manufacturer’s serial number *              , equipped with two CFM56-7B26 aircraft engines bearing manufacturer’s serial numbers *               and *               including all parts, components, appliances, accessories, instruments, furnishings, alterations and other items of equipment installed in or attached thereto, and all Aircraft Documents related thereto (collectively the “Aircraft”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in that certain Purchase Agreement dated as of September 29, 2017, among Seller and Buyer (the “Agreement”).

TO HAVE AND TO HOLD said Aircraft unto Buyer, its successors and assigns, for its and their own use forever.

THAT Seller hereby warrants to Buyer, its successors and assigns, that it is the holder of title to the Aircraft and has the right to sell the same as aforesaid and that this Warranty Bill of Sale conveys to Buyer on the date hereof, good title to the Aircraft, free and clear of all Liens, encumbrances and rights of others, and that Seller will warrant and defend such title forever against all claims and demands whatsoever.

This Bill of Sale shall be governed by the laws of New York, U.S.A., without giving effect to its conflicts-of-laws principles.

IN WITNESS WHEREOF, Seller has caused this Warranty Bill of Sale to be executed by its duly authorized officers as of the date first written above.

*	(foreign Seller)

By:
Name:
Title:

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

*

POWER OF ATTORNEY

I, *             *                                   Chairman of *             *                                   (the “Company”), a corporation duly incorporated and existing under the laws of *                       *      *               do hereby designate, authorise and empower any and each one of the following named individuals, acting individually or collectively, as the Company’s true and lawful attorney-in-fact (each an “Attorney”) to:

(A)

agree, make, sign and execute any and all of the documents (the “Documents”) in connection with the sale of one 737-800 aircraft with MSN *            , bearing registration mark *                         (the Aircraft”) to Contrail Aviation Support, LLC, which is a legal entity organized under the laws of the State of North Carolina, U.S.A.;

(B)

to make, give, sign, execute and do all such deeds arrangements, instruments, applications, oaths, affidavits, declarations, notices, confirmations, certificates, approvals, acknowledgements, acceptances, deliveries and all other acts, matters and things whatsoever, in connection with the preparation, signature, execution and delivery of the Documents or any other documents required to be executed by the Company in connection with them or the performance of any acts, matters and things contemplated; and

(C)

to acknowledge this Power of Attorney as the act and deed of the Company and generally to do all other acts which may be necessary and desirable for carrying the purpose of this Power of Attorney into effect.

I hereby certify that the following are the true signatures of:

	Name	Title	Signature
*

IN WITNESS WHEREOF, I hereby sign my name as *                              on behalf of the Company on this     11     day of Oct, 2017 *                                                            .

*

Name:
Title:

*

*

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

Arizona Resale Certificate

•	Use this form to purchase tangible personal property for resale in the ordinary course of business.

•	Wholesalers must have a Transaction Privilege Tax (“TPT”) or other state’s Sales Tax License to purchase tangible personal property for resale.

This Certificate is prescribed by the Department of Revenue pursuant to A.R.S. § 42-5022. The purpose of the Certificate is to document the purchase of tangible personal property for resale in the purchaser’s regular course of business. It is to be filed out completely by the purchaser and furnished to the vendor. The vendor shall retain this Certificate for single transactions or for specified periods as Indicated below. This Certificate shall be obtained from the purchaser at the time of the sale. Incomplete Certificates are not considered to be accepted in good faith.

A. Business Name and Address: Name * Address * City * Vendor’s Name Contrail Aviation Support, LLC	*TPT/Sales Tax License No. * * State ZIP Code * *	B. Check Applicable Box: ☒ Single Transaction Certificate ☐ Period From Through You must choose specific dates for which certificate will be valid not to exceed a 12 month period.)

C. Precise Nature of Purchaser’s Business:

Aircraft Parts Sales

D. Description of Property Being Purchased:

B737-800 MSN *                 Airframe

E.

The following sales of tangible personal property do not require the purchaser to provide a TPT or other Sales Tax License (check appropriate box):

☐	Sales to the U.S. government or its departments or agencies for resale (purchased directly by the Federal Government).

☐	Sales to an unlicensed Arizona School District for resale (purchased directly by the school district).

☐	Sales to a nonprofit charitable I.R.C. § 501(c)(3) organization for resale. (Attach I.R.S. determination letter to this form.)

☐

Sales to a nonprofit charitable I.R.C. § 501(c)(3), (c)(4), or (c)(6) organization associated with a major league baseball team or a national professional golfing association for resale. (Attach I.R.S. determination letter to this form.)

☐

Sales to a nonprofit charitable I.R.C. § 501(c)(3), (c)(4), (c)(6), (c)(7), or (c)(8) organization that sponsors a rodeo featuring farm and ranch animals for resale. (Attach I.R.S. determination letter to this form).

☐

Sales to a nonprofit charitable I.R.C. § 501(c)(6) organization that produces, organizes, or promotes a cultural or civic related festival or event - for resale. (Attach I.R.S. determination letter to this form).

F. Certification

A seller that has reason to believe that this Certificate is not accurate, complete, or applicable to the transaction may not accept the Certificate in good faith and the seller will not be relieved of the burden of proving entitlement to the exemption from tax. A seller that accepts a Certificate in good faith will be relieved of the burden of proof and the purchaser may be required to establish the accuracy of the claimed exemption from tax as provided in A.R.S. § 42-5009. Subsequent use or consumption of the tangible personal property by the purchaser other than sale in the ordinary course of business will subject the purchaser to the Arizona use tax. Willful misuse of this Certificate will subject the Purchaser to criminal penalties of a felony pursuant to A.R.S. § 42-1127(B).

I, (print full name) Nick Swenson, hereby certify that these purchases are for resale in the ordinary course of business and that the information on this Certificate is true, accurate and complete. Further, if purchasing as an agent or officer, I certify that I am authorized to execute this Certificate on behalf of the purchaser named above

/s/ Nick Swenson	President	10/27/2017
SIGNATURE OF PURCHASER	TITLE	DATE

ADDR 10316 (10/15)

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.